UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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CytoDyn Inc.

(Name of Registrant as Specified in Its Charter)

PAUL A. ROSENBAUM
JEFFREY PAUL BEATY
ARTHUR L. WILMES
THOMAS J. ERRICO, M.D.

BRUCE PATTERSON, M.D.

PETER STAATS, M.D., MBA

MELISSA YEAGER
CCTV PROXY GROUP, LLC

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The participants named herein (collectively, the “Participants”), have filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of stockholders of CytoDyn Inc., a Delaware corporation (the “Company”).

On Sunday, October 3, 2021, the Participants posted the following materials to their website, at www.advancingll.com and e-mailed the materials to certain stockholders of the Company:

Cross Road for Cytodyn Fife Ziff - Bain Cap CEO – Nader Pourhassan Institutionally investible CEO April 2019

Disclaimer • This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any jurisdiction to any person. In addition, the discussions and opinions herein and the material contained herein are for general information only and are not intended to provide investment advice. All statements contained herein that are not clearly historical in nature or that depend on future events are “forward - looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “may,” “could,” and similar expressions are generally intended to identify forward - looking statements. Forward looking statements contained in these materials are based on current expectations, speak only as of the date of this presentation and involve risks that may cause the actual results to be materially different. Certain information included in these materials is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data. The Participants disclaim any obligation to update the information herein and reserve the right to change any of their opinions expressed herein at any time as it deems appropriate. •

April 2019 Informal BOD Meeting Cytodyn Fort Lauderdale • I am an invited guest to meet the BOD member • Two Paulson representatives • Nader Pourhassan, absent Scott Kelly, rest of BOD either present or on phone • Discussion is on financing proposals

Lead up to the meeting • For 9 months Ziff IB & Bain Capital (Bain Life Sciences Division) had been doing Due Diligence (DD) in investing in Cytodyn, mostly due to Oncology indications • March 2019 - Ziff IB (at dinner in NYC), happily informs the Cytodyn BoD (including Pourhassan) that Ziff & Bain are prepared to put $25 - 50 Million each into developing the oncology indications of Leronlimab • Only provision is that Nader’s past makes the company institutionally un - investible. Nader can stay in any capacity other than CEO & can’t be the face of the company • June 2018 - Chicago Ventures - Fife offers to loan CYDY $5 Million Ziff Capital Healthcare Ventures

This meeting decides between two alternative futures for the company • Nader does not entertain stepping aside with equal money for the good of the company • Paulson, as compromise, offers 2 new IB’s • Nader brings up getting more money from Fife • Nader over next four months engineers a coup removing Directors from BOD • Ultimately BOD is a 5 - man BOD with Nader, Scott and Jordan running the complete show • New institutionally investible CEO is announced • Announcement of Ziff & Bain investment with resultant stock price up tick • HIV BLA gets filed properly • Covid arrives & same LL interest results • Due to management, institutional investors & rising stock price we successfully up list to Nasdaq What Happened What could have been!

The Worst of Both Worlds • November 2019 Nader signs the Fife contract without entire BOD discussion or with head of the Audit committee. • When confronted, he declares I have Scott & Jordan’s approval to do whatever I want, I don’t need to call a BOD meeting. • The “ STEAL BEGINS ” as compensation to C - Suite & BOD skyrocket Shareholders Fleeced

• "In the span of just thirty days, from mid - December 2019 through mid - January 2020, the Board of Directors (the “Board”) of Cytodyn awarded themselves (among other insiders) 20,950,000 shares of Cytodyn stock, which represented a staggering 5% of the Company’s outstanding common stock. They did so in two transactions approved over the course of two meetings, which together lasted roughly 90 minutes, without (a) the assistance or input of a compensation expert or independent advisor, (b) peer data or analysis and (c) any semblance of a deliberative process. The complete lack of any of the standard procedural devices that directors typically employ when making compensation decisions; reflecting that fairness to Cytodyn and its stockholders was not even a consideration in these transactions, much less an objective." SOURCE: CHANCERY COURT OF DELAWARE December 2019 through January 2020 Judge in Delaware Chancery Court

Skyrocketing BOD Compensation Global evaluation of 331 companies across 33 different industries in 39 Countries in 2016 Average - BOD $25K retainer - plus $2,250 per meeting - $1000 telephone conference Total compensation $36,000 Granted probably slightly higher for US Companies Cytodyn BoD Compensation 2021

Comparables for BoD Compensation Apple - Chairman of the BoD Arthur D. Levinson • Annual Compensation $567,188 Cash & Stock Remaining BoD $350,000 each Cytodyn - BoD Member Jordan G. Naydenov Total Compensation $995,300

Skyrocketing C - Suite Compensation Nader’s Total Compensation 2021 = $10,045,507 Scott’s Total Compensation 2021 = $3,332,457 Reward for: No Regulatory Approvals No Revenue Lawsuits SEC and DOJ Issues

Seattle Times Pacific Northwest CEOs Salaries Originally published July 20, 2018 Two Smaller Biotech Total Total CEO Compensation on the List Richard Stewart Achieve Life Sciences 208,333 Nader Pourhassan - Cytodyn although not listed would slide in at#10 Michael Rice BioLife Solutions 698,074 Name Total Comp Company Net Sales Employees Doyle Simon $11,169,534 Weyerhaeuser $7.5 Billion 9400 Nader Pourhassan $10,045,507 Cytodyn Negligible 20 Ronald Armstrong $ 9,951,022 Paccar $18.73 Billion 26,000

Cytodyn’s Slate of Candidates New Candidates are hand picked by Nader to continue this abuse of power How will this happen? • New Candidates are high achievers • Desire to help • Honored to be asked • Inexperienced in corporate Board activities and will be naïve to politics • The Nader - Scott - Jorden Triumvirate can’t be outvoted and will continue raid of corporate funds • The complete frustration with dealing with the NSJ Triumvirate has led to the extremely high BoD turnover due to frustration

For the Sake of Your Investment Say No to the NSJ Triumvirate in Charge of the Compensation Machine Vote for the Proxy Slate